UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2007 (September 21, 2007)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of September 21, 2007, each of Affinion Group, Inc. (the “Company”) and its parent, Affinion Group Holdings, Inc. (“Holdings”), appointed Rich Srednicki to its Board of Directors. Mr. Srednicki is also expected to be named a member of the respective audit committee of the Company and Holdings. Mr. Srednicki, 60, was an Executive Vice President of JPMorgan Chase from January 2000 to September 2007 and was responsible for its credit card business, Chase Cardmember Services. Mr. Srednicki was also a member of JPMorgan Chase’s Executive Committee and Operating Committee. Previously, Mr. Srednicki held Chief Executive Officer positions with Sears, Roebuck and Co. and AT&T, as well as General Manager positions during his 13 years with Citibank.

Pursuant to Holdings’ policies, as a non-employee director, Mr. Srednicki will receive annual compensation in the amount of $45,000 payable in equal quarterly installments, plus $2,000 for each regular or special meeting of the Board of Directors or board committee that he attends in person, plus an additional $1,000 for each regular or special meeting of Holdings’ Board of Directors or board committee that he attends by teleconference. As a member of Holdings’ audit committee, Mr. Srednicki will be entitled to receive an additional $7,500 in annual cash compensation, in addition to his compensation as a non-employee director. Mr. Srednicki will also be eligible to participate in Holdings’ 2007 Stock Award Plan (the “2007 Plan”) if such plan is adopted in connection with Holdings’ initial public offering, which 2007 Plan is described in Holdings’ Registration Statement on Form S-1 (File No. 333-144099). The Company expects that effective upon the completion of Holdings’ initial public offering, Mr. Srednicki will be awarded a non-qualified stock option under the 2007 Plan to purchase 21,000 shares of Holdings’ common stock at an exercise price equal to the offering price of Holdings’ common stock as adjusted for underwriters’ discounts and commissions, which option shall be fully vested upon grant. In addition, it is expected that upon the completion of Holdings’ initial public offering and then again on November 15, 2008 (with annual awards being made on each November 15 thereafter), Holdings will grant each of its directors, including Mr. Srednicki, $60,000 worth of restricted stock units under the 2007 Plan based (i) for the initial grant made upon the effective date of Holdings’ initial public offering, on the offering price of Holdings’ common stock as adjusted for underwriters’ discounts and commissions, and (ii) for subsequent grants, on the then fair market value of Holdings’ common stock, and all such restricted stock units will vest ratably over the three year period from the date of grant.

Mr. Srednicki serves on the Board of Directors of the Company for no additional compensation.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: September 27, 2007	By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Executive Vice President and General Counsel